UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 5, 2016

Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana		70508
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 5, 2016, Stone Energy Corporation (the “Company”) issued a press release with respect to its Amethyst well. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

As previously reported, production from the Company’s Amethyst well (the “Well”) was shut in during late April 2016 to allow for a technical evaluation. During the first week of November, the Company initiated acid stimulation work and intermittently flowed the Well during the month of November at a rate of 10 – 15 million cubic feet of gas per day, while observing and evaluating the Well’s performance. On November 30, 2016, the Company performed a routine shut in of the Well to record pressures and determined that pressure communication exists between the production tubing and production casing strings, resulting from a suspected tubing leak.

The Company is currently diagnosing the pressure information in an attempt to determine the most likely failure points and expects to have a better understanding within one to two weeks. The Company has communicated its findings to date with the Bureau of Safety and Environmental Enforcement (“BSEE”) and will be working with BSEE in determining its next steps. The Company will evaluate its options to restore production from the Well, and all potential impacts on its estimated proved oil and gas reserves, which the Company anticipates will continue for at least several months. The estimated proved reserves associated with the Amethyst well at year-end 2015 were approximately 79 billion cubic feet of gas equivalent. The Company can provide no assurance that it will be able to restore the Well’s production to previous levels, or at all. The Company also cannot ensure that a replacement or sidetrack well would be economic, or that the Company would have sufficient liquidity if significant capital is needed to restore the Well’s production.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for oil and gas, operating risks, liquidity risks, including risks relating to the Company’s bank credit facility; the ability to confirm and consummate the Company’s previously announced intention to pursue a chapter 11 bankruptcy filing under a pre-packaged plan of reorganization (the “Plan”); risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization in accordance with the terms of the Plan; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; political and regulatory developments and legislation, including developments and legislation relating to the Company’s operations in the Gulf of Mexico and Appalachia; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by the Company on December 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: December 5, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued by the Company on December 5, 2016